UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

Exantas Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 212-621-3210

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
RCC Real Estate SPE 8, LLC ("SPE 8"), an indirect wholly-owned subsidiary of Exantas Capital Corp. (the "Company"), entered into a $250,000,000 Master Repurchase Agreement, dated as of October 26, 2018, with JPMorgan Chase Bank, National Association ("JPMorgan"), to be used to finance the Company's core commercial real estate lending business (the "Repurchase Facility"). Each repurchase transaction will specify its own terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. The financing provided by the Repurchase Facility matures October 26, 2021, subject to SPE 8's right to request two one-year extensions, and subject further to the right of SPE 8 to repurchase the assets subject to the facility prior to maturity. The Company paid a structuring fee to JPMorgan as well as other reasonable closing costs.
The Repurchase Facility contains margin call provisions that provide JPMorgan with certain rights if the value of purchased assets declines ("Margin Deficit"). Under these circumstances, JPMorgan may require SPE 8 to transfer cash in an amount necessary to eliminate such Margin Deficit or repurchase the asset(s) that resulted in such Margin Deficit.
The Company guaranteed SPE 8's payment and performance under the Repurchase Facility pursuant to a guarantee agreement, subject to a limit of 25% of the then currently unpaid aggregate repurchase price of all purchased assets. Also, SPE 8's direct parent, RCC Real Estate, Inc. ("Pledgor"), executed a Pledge Agreement with JPMorgan pursuant to which Pledgor pledged and granted to JPMorgan a continuing security interest in any and all of Pledgor's right, title and interest in and to SPE 8, including all distributions, proceeds, payments, income and profits from Pledgor's interests in SPE 8.
The Repurchase Facility specifies events of default, subject to certain materiality thresholds and grace periods, customary for this type of financing arrangement, including but not limited to: payment defaults; bankruptcy or insolvency proceedings; a change of control of SPE 8 or the Company; breaches of covenants and/or certain representations and warranties; performance defaults by the Company or Pledgor; and a judgment in an amount greater than $250,000 against SPE 8 or Pledgor or $5,000,000 against the Company. The remedies for such events of default are also customary for this type of financing arrangement and include acceleration of the principal amount outstanding under the Repurchase Facility and liquidation by JPMorgan of purchased assets then subject to the Repurchase Facility.
The foregoing description of the Repurchase Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Facility and the Company's guarantee, which have been filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.
ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Master Repurchase Agreement for $250,000,000 between RCC Real Estate SPE 8, LLC, as Seller, and JPMorgan Chase Bank, National Association, as Buyer, dated October 26, 2018.
99.2	Guarantee made by Exantas Capital Corp. as guarantor, in favor of JPMorgan Chase Bank, National Association, dated October 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

		By:	/s/ David J. Bryant
David J. Bryant Chief Financial Officer

Dated:	October 30, 2018